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                                                                   EXHIBIT 23.6

                  FORM OF CONSENT OF JEFFERIES & COMPANY, INC.



We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of our opinion to the Board of Directors of Kimco Realty Corporation attached as Annex B to such Joint Proxy Statement/Prospectus and the reference to such opinion and to our firm in such Joint Proxy Statement/Prospectus thereof. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.



                                      JEFFERIES & COMPANY, INC.


                                      By: /s/ Robert M. Werle
                                          -----------------------------
                                      Name: Robert M. Werle
                                           ----------------------------
                                      Title: Managing Director
                                            ---------------------------


Dated: May 13, 1998